Second Quarter 2016 Financial Results Conference Call August 5, 2016 NASDAQ: HDNG www.hardinge.com Douglas J. Malone Vice President and Chief Financial Officer Richard L. Simons President and Chief Executive Officer

© 2016 Hardinge Inc. www.hardinge.com 2 Safe Harbor Statement This presentation may contain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Any such statements are based upon management’s current expectations that involve risks and uncertainties. Any statements that are not statements of historical fact or that are about future events may be deemed to be forward-looking statements. For example, words such as “may”, “will”, “should”, “estimates”, “predicts”, “potential”, “continue”, “strategy”, “believes”, “anticipates”, “plans”, “expects”, “intends” and similar expressions are intended to identify forward-looking statements. The Company’s actual results or outcomes and the timing of certain events may differ significantly from those discussed in any forward-looking statements. The following factors are among those that could cause actual results to differ materially from the forward-looking statements, which involve risks and uncertainties, and that should be considered in evaluating any such statement: fluctuations in the machine tool business cycles, changes in general economic conditions in the U.S. or internationally, the mix of products sold and the profit margins thereon, the relative success of the Company’s entry into new product and geographic markets, the Company’s ability to manage its operating costs, actions taken by customers such as order cancellations or reduced bookings by customers or distributors, competitor’s actions such as price discounting or new product introductions, governmental regulations and environmental matters, changes in the availability of cost of materials and supplies, the implementation of new technologies and currency fluctuations. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

© 2016 Hardinge Inc. www.hardinge.com 3 Sales ($ in millions) $84 $109 $101 $108 $92 $121 $100 $103 $97 $98 $129 $120 $108 $110 $112 2012 2013 2014 2015 Q2 2016 TTM North America Europe Asia $312 $334 $329 $29 $25 $28 $18 $21 $22 $21 $31 $24 $22 $31 $31 $28 $26 $27 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 North America Europe Asia $82 $77 Quarterly Net Sales Annual Net Sales  Q2 2016 sales compared with the prior-year period reflect softness in the North American market and the non-recurrence of a large multi-machine order that shipped to Asia in Q2 2015  Foreign currency translation had an unfavorable $1.6 million impact on Q2 2016 sales versus the prior-year period Actual net sales may differ due to rounding. $315 $87 $68 $70 $302

© 2016 Hardinge Inc. www.hardinge.com 4 $334 $329 $312 $315 $302 $82 $77 $87 $68 $70 32.6% 32.7% 32.4% 33.4% 33.8% 2012 2013* 2014* 2015* Q2 2016 TTM 32.8% 33.1% 34.9% 33.5% 33.6% Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Gross Margin Quarterly Sales & Adjusted Gross Margin* Annual Sales & Adjusted Gross Margin*  Savings from restructuring program of $0.3 million in Q2 2016 and favorable product mix contributed to 0.8 point gross margin improvement over Q2 2015, despite lower sales Sales ($ in millions) * Gross Margin for 2013, 2014 and 2015 were adjusted to exclude atypical items. Adjusted Gross Margin is a non-GAAP measure. See supplemental slides for Adjusted Gross Margin reconciliation and other important disclaimers regarding Adjusted Gross Margin. Amounts shown pertain to continuing operations. Actual net sales may differ due to rounding.

© 2016 Hardinge Inc. www.hardinge.com 5 $334 $329 $312 $315 $302 $82 $77 $87 $68 $70 6.1% 5.3% 1.7% 3.2% 2.9% 2012* 2013* 2014* 2015* Q2 2016 TTM* 2.9% 2.5% 7.4% (0.4)% 1.3% Q2 2015 Q3 2015* Q4 2015* Q1 2016* Q2 2016* Operating Margin Quarterly Sales & Adjusted Operating Margin* Annual Sales & Adjusted Operating Margin* Sales ($ in millions) * Operating Margin for all periods shown except for Q2 2015 were adjusted to exclude atypical items. Adjusted Operating Margin is a non-GAAP measure. See supplemental slides for Adjusted Operating Margin reconciliation and other important disclaimers regarding Adjusted Operating Margin. Actual net sales may differ due to rounding.  Q2 2016 & TTM operating margins include savings from restructuring program:  Q2 2016 $0.9 million ($0.3 million COGS; $0.4 million SG&A; $0.2 million R&D)  Q2 2016 TTM $2.2 million ($0.8 million COGS; $0.8 million SG&A; $0.6 million R&D) All amounts shown pertain to continuing operations.

© 2016 Hardinge Inc. www.hardinge.com 6 $334 $329 $312 $315 $302 $82 $77 $87 $68 $70 8.3% 8.2% 4.8% 5.9% 5.6% 2012 2013 2014 2015 Q2 2016 TTM 5.6% 5.5% 9.3% 2.5% 4.1% Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 EBITDA Margin* Quarterly Sales & Adjusted EBITDA & Margin* Annual Sales & Adjusted EBITDA & Margin* Sales ($ in millions) * Adjusted EBITDA & Margin are non-GAAP financial measures. Hardinge believes that the use of Adjusted EBITDA & Margin helps in the understanding of the Company’s financial results. See supplemental slides for an Adjusted EBITDA & Margin reconciliation and other important disclaimers regarding Adjusted EBITDA & Margin. Actual net sales may differ due to rounding. All amounts shown pertain to continuing operations. $4.6 $4.2 $8.1 $27.9 $14.9 $18.5 $26.9 $16.9 $1.7 $2.9

© 2016 Hardinge Inc. www.hardinge.com 7 $1.6 $0.9 $5.9 ($0.3) $0.7 Q2 2015 Q3 2015* Q4 2015* Q1 2016* Q2 2016* Quarterly Adjusted Net Income (Loss)* $15.4 $14.9 $2.8 $7.7 $7.2 2012* 2013* 2014* 2015* Q2 2016 TTM* Annual Adjusted Net Income* Net Income (Loss) ($ in millions) * Net Income (Loss) for all periods shown except Q2 2015 were adjusted to exclude atypical items. Adjusted Net Income (Loss) is a non-GAAP measure. See supplemental slides for Adjusted Net Income (Loss) reconciliation and other important disclaimers regarding Adjusted Net Income (Loss). All amounts shown pertain to continuing operations.

© 2016 Hardinge Inc. www.hardinge.com 8 ($ in millions) Annual Orders $79 $86 $105 $99 $95 $106 $95 $109 $97 $87 $103 $107 $117 $120 $110 2012 2013 2014 2015 Q2 2016 TTM North America Europe Asia $331 $288 $288 Quarterly Orders $27 $20 $25 $24 $22 $23 $20 $17 $28 $29 $29 $24 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 North America Europe Asia $77 $28 $27 $26 $81  Q2 2016 order growth reflects strong pipeline of quoting activity converting to orders  Unfavorable foreign exchange impact on orders versus prior-year period of $2.1 million in Q2 2016 Actual orders may differ due to rounding. $72 $316 $74 Geographic Diversity $65 $292

© 2016 Hardinge Inc. www.hardinge.com 9 ($ in millions) Backlog Lead times vary by product line  Grinding: six to nine months  Milling and turning: two to six months  Workholding parts and accessories: Standard - next day, Specials – four to eight weeks $59 $60 $46 $45 $58 $55 $45 $48 $46 $41 $11 $11 $8 $10 $11 6/30/2015 9/30/2015 12/31/2015 3/31/2016 6/30/2016 Grinding Milling & Turning Workholding Parts & Accessories $125 $102 $116 Backlog by Product Line $101 $110

© 2016 Hardinge Inc. www.hardinge.com 10 Source: Oxford Economics Spring 2016 Global Machine Tool Outlook Report Emerging Economies Drive Demand $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 $110 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Americas Europe Asia World M ac h in e T o ol C o n s u m p ti o n (i n U S $ b ill io n s ) Oxford Economics Machine Tool Forecast Machine tool industry - $80 billion Drivers of Machine Tool Consumption:  Emerging economies - growing middle class  Obsolescence - older machines technologically outdated  Automation - shrinking supply of skilled machinists  Global competitiveness - advancing productivity Expect moderate long-term demand growth ~3%

© 2016 Hardinge Inc. www.hardinge.com 11 2016 Outlook  Second half 2016 revenue expected to be higher than first half results, fourth quarter will be strongest quarter of the year  IMTS show expected to impact order timing  Historically orders slow in third quarter and rebounds in fourth quarter  Early indications of strong attendance

NASDAQ: HDNG www.hardinge.com Second Quarter 2016 Financial Results Conference Call August 5, 2016

NASDAQ: HDNG SUPPLEMENTAL INFORMATION www.hardinge.com

© 2016 Hardinge Inc. www.hardinge.com 14 57 59 61 61 60 2012 2013 2014 2015 Q2 2016 TTM Emphasis on Productivity and Cash Inventory Turns (Monthly Avg) Receivable Days Outstanding (Monthly Avg) * Managed Working Capital is defined as: Receivables + Inventory - Payables - Customer Deposits  Managed working capital was 40% of sales, which is in the upper quartile of the industry  Machine tool industry requires higher inventory to support customers’ needs 41% 43% 42% 40% 40% 2012 2013 2014 2015 Q2 2016 TTM 1.7 1.7 1.8 1.8 1.8 2012 2013 2014 2015 Q2 2016 TTM Managed Working Capital* as a Percent of Sales (Monthly Avg)

© 2016 Hardinge Inc. www.hardinge.com 15 $161.2 $203.8 $169.6 $161.1 $162.1 $20.0 $26.6 $16.2 $11.6 $9.7 2012 2013 2014 2015 6/30/2016 Equity Debt $26.9 $34.7 $16.3 $32.8 $23.4 2012 2013 2014 2015 6/30/2016 Financial Strength and Flexibility Total Capitalization ($ in millions) $7.6 $3.9 $3.2 $4.2 $1.0 2012 2013 2014 2015 2016 YTD (1) Reflects expansion capital investments in China and Switzerland of $3.3 million in 2012 Cash & Cash Equivalents Capital Expenditures (1)

© 2016 Hardinge Inc. www.hardinge.com 16 Adjusted Gross Profit & Margin Reconciliation ($ in millions) Gross Profit and Gross Margin for 2013, 2014 and 2015 were adjusted to exclude atypical items as listed above. Hardinge believes that when used in conjunction with GAAP measures, Adjusted Gross Profit, which is a non-GAAP measure, assists in the understanding of Hardinge’s operating performance. Actual amounts may differ due to rounding. 2012 2013 2014 2015 Q2 2016 TTM Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Sales $ 334.4 $ 329.5 $ 311.6 $ 315.3 $ 301.8 $ 82.4 $ 76.8 $ 87.0 $ 67.8 $ 70.2 Cost of sales 225.3 223.8 210.8 210.7 199.7 55.4 51.4 56.6 45.1 46.6 Gross profit 109.1 105.7 100.8 104.6 102.1 27.0 25.4 30.4 22.7 23.6 Inventory Adjustment - - - 0.7 - - - - - - Inventory step-up charge - 1.9 0.1 - - - - - - - Adjusted gross profit $ 109.1 $ 107.6 $ 100.9 $ 105.3 $ 102.1 $ 27.0 $ 25.4 $ 30.4 $ 22.7 $ 23.6 Adjusted gross margin 32.6% 32.7% 32.4% 33.4% 33.8% 32.8% 33.1% 34.9% 33.5% 33.6%

Annual Adjusted Net Income, Operating Income & Margin and EBITDA & Margin

HARDINGE

($ in millions)

	2012	2013	2014	2015	Q2 2016 TTM
Net income (loss)	$ 17.9	$ 9.9	$ (2.1)	$ 2.6	$ 1.3
Impairment charges	-	6.2	5.4	-	-
Income from discontinued operations and gain on disposal of discontinued operation, net of tax	-	(5.5)	(0.2)	-	-
Gain on purchase of business	-	-	(0.5)	-	-
Inventory Adjustment	-	-	-	0.7	-
Inventory step-up charge	-	1.9	0.1	-	-
Acquisition transaction expenses	0.2	2.2	0.1	-	-
Restructuring expenses	-	-	-	3.6	4.0
Professional fees for strategic review process	-	-	-	0.8	1.9
Other adjustments	(2.7)	0.2	-	-	-
Adjusted net income	15.4	14.9	2.8	7.7	7.2
Plus: Interest expense, net	0.7	1.0	0.7	0.4	0.4
Adjusted income tax expense	4.3	1.4	1.6	1.9	1.3
Adjusted operating income	20.4	17.3	5.1	10.0	8.9
Depreciation and amortization expense	7.5	9.6	9.8	8.5	8.0
Adjusted EBITDA	$ 27.9	$ 26.9	$ 14.9	$ 18.5	$ 16.9
Sales	$334.4	$329.5	$311.6	$ 315.3	$ 301.8
Adjusted operating margin	6.1%	5.3%	1.7%	3.2%	2.9%
Adjusted EBITDA margin	8.3%	8.2%	4.8%	5.9%	5.6%

Net Income (Loss), Operating Income, Operating Margin, EBITDA and EBITDA Margin in 2012, 2013, 2014, 2015 and Q2 2016 TTM were adjusted to exclude atypical items as listed above.

Hardinge believes that when used in conjunction with GAAP measures, Adjusted Net Income, Adjusted Operating Income and Adjusted EBITDA, which are non-GAAP measures, assist in the understanding of Hardinge's operating performance.

Actual amounts may differ due to rounding.

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Quarterly Adjusted Net Income (Loss), Operating Income (Loss) & Margin and EBITDA & Margin

HARDINGE

($ in millions)

	Q2 2015	Q3 2015	Q4 2015	Q1 2016	Q2 2016
Net (loss) income	$ 1.6	$ (0.3)	$ 2.7	$ (1.2)	$ 0.1
Inventory adjustment	-	-	-	-	
Restructuring expenses	-	0.9	2.7	0.2	0.2
Professional fees for strategic review process	-	0.3	0.5	0.7	0.4
Adjusted net (loss) income	1.6	0.9	5.9	(0.3)	0.7
Plus: Interest expense, net	0.1	0.1	0.1	0.1	0.1
Adjusted income tax expense (benefit)	0.7	0.9	0.4	(0.1)	0.1
Adjusted operating (loss) income	2.4	1.9	6.4	(0.3)	0.9
Depreciation and amortization expense	2.2	2.3	1.7	2.0	2.0
Adjusted EBITDA	$ 4.6	$ 4.2	$ 8.1	$ 1.7	$ 2.9
Sales	82.4	76.8	87.0	67.8	70.2
Adjusted operating margin	2.9 %	2.5 %	7.4 %	(0.4)%	1.3 %
Adjusted EBITDA margin	5.6 %	5.5 %	9.3 %	2.5 %	4.1 %

Quarterly Net Income (Loss) , Operating Income (Loss) , Operating Margin, EBITDA and EBITDA Margin in all periods presented except for Q2 2015 were adjusted to exclude atypical items as listed above.

Hardinge believes that when used in conjunction with GAAP measures, Adjusted Net Income (Loss), Adjusted Operating Income (Loss) and Adjusted EBITDA, which are non-GAAP measures, assist in the understanding of Hardinge's operating performance.

Actual amounts may differ due to rounding.

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Quarterly Financial Appendix

HARDINGE

(in millions, except per share data)

	9/30/2014	12/31/2014	3/31/2015	6/30/2015	9/30/2015	12/31/2015	3/31/2016	6/30/2016
Sales	$ 68.9	$ 93.0	$ 69.1	$ 82.4	$ 76.8	$ 87.0	$ 67.8	$ 70.2
Cost of sales	46.8	62.2	47.3	55.4	51.4	56.6	45.1	46.6
Gross profit	22.1	30.8	21.8	27.0	25.4	30.4	22.7	23.6
Gross profit margin	*32.1%*	*33.2%*	*31.6%*	*32.8%*	*33.1%*	*34.9%*	*33.5%*	*33.6%*
Selling, general and administrative expenses	20.1	21.7	19.6	21.1	19.9	20.7	20.5	19.7
Research & development	3.4	3.8	3.6	3.5	3.7	3.4	3.3	3.4
Restructuring charges	-	-	-	-	0.9	2.7	0.2	0.2
Impairment charges	5.8	-	-	-	-	-	-	-
Other expense (income)	(0.3)	0.2	-	-	0.2	0.4	(0.1)	-
Income (loss) from operations	(6.9)	5.1	(1.4)	2.4	0.7	3.2	(1.2)	0.3
Operating margin	*(10.0)%*	*5.5 %*	*(2.0)%*	*2.9 %*	*1.0 %*	*3.7 %*	*(1.8)%*	*0.4 %*
Interest expense, net	0.2	0.2	0.1	0.1	0.1	0.1	0.1	0.1
Income (loss) before income taxes	(7.1)	4.9	(1.5)	2.3	0.6	3.1	(1.3)	0.2
Income tax expense (benefit)	0.5	0.4	(0.1)	0.7	0.9	0.4	(0.1)	0.1
Net income (loss)	$ (7.6)	$ 4.5	$ (1.4)	$ 1.6	$ (0.3)	$ 2.7	$ (1.2)	$ 0.1
Basic earnings (loss) per share								
Earnings (loss) per share	$ (0.60)	$ 0.36	$ (0.11)	$ 0.12	$ (0.03)	$ 0.22	$ (0.10)	$ 0.01
Diluted earnings (loss) per share								
Earnings (loss) per share	$ (0.60)	$ 0.35	$ (0.11)	$ 0.12	$ (0.03)	$ 0.21	$ (0.10)	$ 0.01
Cash dividends declared per share	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02	$ 0.02
Weighted avg. shares outstanding: Basic	12.7	12.7	12.7	12.8	12.8	12.8	12.8	12.8
Weighted avg. shares outstanding: Diluted	12.7	12.8	12.7	12.9	12.8	12.9	12.8	12.9

Actual amounts may differ due to rounding.

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